                                                                    EXHIBIT 99.2

                      QUALTON HOTELS & RESORTS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)


ASSETS

Current Assets:
   Cash and cash equivalents                                        $     60,366
   Accounts receivable                                                 5,425,407
   Inventories                                                           369,918
   Other current assets                                                  256,199
                                                                    ------------
      Total Current Assets                                             6,111,890
                                                                    ------------

Property and equipment, net                                              11,727
                                                                    ------------

Other assets                                                             69,239
                                                                    ------------

                                                                    $  6,192,856
                                                                    ============

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
   Accounts payable and accrued expenses                            $  3,060,636
   Taxes payable                                                       3,074,232
   Due to affiliated companies                                           344,838
                                                                    ------------
      Total Current Liabilities                                        6,479,706
                                                                    ------------

Long-term liabilities:
   Advance deposits                                                      725,817
   Other                                                                  30,065

Stockholders' (deficit)
   Capital stock                                                         123,778
   Legal reserves                                                          5,181
   Accumulated deficit                                                (1,171,691)
                                                                    ------------
                                                                      (1,042,732)
                                                                    ------------
                                                                    $  6,192,856
                                                                    ============

         See accompanying notes to consolidated financial statements.

                      QUALTON HOTELS & RESORTS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000
                                   (UNAUDITED)


                                                                                     1999               2000
                                                                                 ------------       ------------
Fee and service revenues                                                         $ 14,350,503       $ 14,577,113
                                                                                 ------------       ------------

Operating expenses:
  Cost of services                                                                  2,091,134          2,007,394
  Operating expenses                                                                8,178,271         10,079,438
  General and administrative expenses                                               3,255,851          2,130,044
  Amortization and depreciation                                                       136,802            160,440
                                                                                 ------------       ------------
                                                                                   13,662,058         14,377,316
                                                                                 ------------       ------------

Income from operations                                                                688,445            199,797

Other (income) expense
  Interest                                                                              3,531             17,515
  Currency Translation adjustment                                                     466,732            307,048
                                                                                 ------------       ------------
                                                                                      470,263            324,563
                                                                                 ------------       ------------

Net income (loss)                                                                $    218,182       $   (124,766)
                                                                                 ============       ============

Per share information:

Weighted average shares outstanding - basic and fully diluted                           1,000              1,000
                                                                                 ============       ============

Net income (loss) per share - basic and fully diluted                            $     218.18       $    (124.77)
                                                                                 ============       ============

         See accompanying notes to consolidated financial statements.

                     QUALTON HOTELS AND RESORTS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000
                                   (UNAUDITED)


                                                                                1999             2000
                                                                            ----------        ----------
Cash flows from operating activities:
   Net cash provided by (used in) operating activities                      $ (808,716)       $ (250,539)
                                                                            ----------        ----------

Cash flows from investing  activities:
   Net cash provided by (used in) investing activities                        (119,428)          (11,727)
                                                                            ----------        ----------

Cash flows from financing activities:
   Net cash provided by (used in) financing activities                             349                 -
                                                                            ----------        ----------

Net increase (decrease) in cash and cash equivalents                          (927,795)         (262,266)

Beginning - cash and cash equivalents                                        1,208,590           322,632
                                                                            ----------        ----------

Ending - cash and cash equivalents                                          $  280,795        $    60,366
                                                                            ==========        ===========

         See accompanying notes to consolidated financial statements.

                      QUALTON HOTELS & RESORTS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2000
                                   (UNAUDITED)

(1)      BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 1999 and for the two years then ended, including notes thereto.

The Company was incorporated under the laws of the Republic of the Marshall Islands on September 4, 1996. The purpose of the Company is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. The Company owns 99% of the issued and outstanding shares of capital stock of Hotelera Qualton, S.A. de C.V.

Hotelera Qualton, S.A. de C.V., was incorporated in Mexico during September, 1992. The Company's is in the business of managing and consulting in the hotel and tourism industry. It currently operates hotel properties in the cities of Ixtapa, Acapulco and Puerto Vallarta, Mexico. The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

(2)      EARNINGS PER SHARE

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented common stock equivalents, if any, were not considered as their effect would be anti dilutive.

(3)      INVENTORIES

Inventories consist principally of supplies used in the Company's operations.

(4)      IMPAIRMENT OF LONG LIVED ASSETS

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Management has not identified any impairment losses as of September 30, 2000.

(5)      SUBSEQUENT EVENT

On October 17, 2000, the Company sold to International Realty Group, Inc. ("IRG") all of its issued and outstanding capital stock in exchange for 163,540,000 shares of IRG's common stock representing approximately 56% of the issued and outstanding common stock of IRG. IRG was incorporated under the laws of the State of Delaware on April 13, 1970, and currently has no significant business operations and holds land for development, primarily in Mexico, which it intends to develop into various resort and commercial developments and to market the developed properties. The net assets of IRG aggregate approximately $4.8 million at September 30, 2000.

This reorganization will be accounted for as though it were a recapitalization of Qualton Hotels & Resorts and sale by Qualton Hotels & Resorts of 126,260,704 shares of common stock in exchange for the net assets of IRG.